EXHIBIT 10.16
IRWIN FINANCIAL CORPORATION
EMPLOYEES’ STOCK PURCHASE PLAN III
WITNESSETH:
WHEREAS, Irwin Financial Corporation (“Corporation”) desires to provide eligible employees of the Corporation and certain affiliated companies with an opportunity to acquire a proprietary interest in the Corporation through the purchase of Common Shares of the Corporation; and
WHEREAS, the Corporation desires to offer further inducement to eligible employees to remain as employees by providing a form of additional compensation, for services which the employees have rendered or will hereafter render, through the purchase of Common Shares at a discounted rate.
NOW, THEREFORE, the Corporation hereby establishes this employee stock purchase plan pursuant to the provisions of section 423 of the Internal Revenue Code of 1986, as amended, as follows:
ARTICLE
ESTABLISHMENT OF PLAN
     The 1999 Irwin Financial Corporation Employees’ Stock Purchase Plan (the “Plan”) is hereby established effective as of the date the registration of the Common Shares to be issued hereunder is declared effective by the Securities and Exchange Commission, provided however, that this Plan shall not become effective unless it has received the approval of the holders of a majority of the issued and outstanding Common Shares of the Corporation who are either present or represented and are entitled to vote at a meeting of shareholders of the Corporation duly held within twelve (12) months before or after the date the Plan is adopted by the Board of Directors.
ARTICLE
DEFINITIONS AND CONSTRUCTION
Section 2.01. Definitions. When the initial letter of a word or phrase is capitalized, the meaning of such word or phrase shall be as follows:
a)	“Account” means the record of a Participant’s interest in the Plan, as maintained by the Committee or its designee pursuant to Section 7.01(c), consisting of the sum of the Participant’s payroll deductions under the Plan, the deduction of the amounts expended on behalf of the Participant to exercise his or her options under the Plan, the credit of the number of Common Shares (including fractional shares) purchased under the Plan for the Participant and held by the Custodian and the amounts, if any, carried forward on behalf of the Participant from one Date of Exercise to the next Date of Exercise.
b)	“Affiliate” means a corporation which is a parent or subsidiary of the Corporation, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an option in a transaction to which Code Section 425(a) applies.

c)	“Board of Directors” means the board of directors of the Corporation as it shall exist from time to time.

d)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

e)	“Committee” means the committee appointed by the Board of Directors under Section 7.01 to administer the Plan.

f)	“Common Shares” means the Common Shares of the Corporation.

g)	“Corporation” means Irwin Financial Corporation, an Indiana corporation, and its successors and assigns.

h)	“Custodian” means any party designated by the Board of Directors pursuant to Section 7.02 to act as custodian under the Plan.

i)	“Date of Exercise” means the first business day following a Payday and/or such other date or dates as may be established by the Committee as a date upon which options granted under the Plan are to be exercised.

j)	“Effective Date” means the effective date of this Plan, which is the date the registration under the Securities Act of 1933, as amended, of Common Shares to be issued hereunder is declared effective by the Securities and Exchange Commission.

k)	“Eligible Employee” means any person employed by the Corporation as a common law employee or any of its Affiliates except for:
1)	employees who have been employed less than six months (other than former Participants re-employed by the Company);

2)	employees who customary employment is less than twenty (20) hours per week; and

3)	employees whose customary employment is for not more than five (5)months in any calendar year.

l)	“Option Price” means the price to be paid by Participants upon the exercise of options granted under this Plan, determined as provided in Section 5.02.

m)	“Participant” means an Eligible Employee who (i) authorizes the Corporation or an Affiliate to make payroll deductions from Plan Compensation for the purpose of purchasing Common Shares pursuant to the Plan, (ii) has commenced participation in the Plan pursuant to Section 3.01, and (iii) has not incurred a voluntary or involuntary withdrawal, pursuant to Article VI or Section 7.04 since his or her most recent commencement of participation pursuant to Section 3.01.

n)	“Payday” means the date on which an Eligible Employee receives any Plan Compensation.

o)	“Plan” means the 1999 Irwin Financial Corporation Employees’ Stock Purchase Plan, as amended from time to time.

p)	“Plan Compensation” means all cash payments made by the Corporation or any Affiliate to an Employee through its payroll system for services as an employee including, without limitation, wages, salary, incentive compensation, bonuses and profit sharing payments.

q)	“Section,” when not preceded by the word “Code,” means a section of this Plan.
Section 2.02. Construction and Governing Law
a)	This Plan shall be construed, enforced and administered and the validity thereof determined in accordance with the Code and the regulations thereunder, and in accordance with the laws of the State of Indiana when such laws are not inconsistent with the Code.

b)	This Plan is intended to qualify as an employee stock purchase plan under Code Section 423 and the regulations thereunder. The provisions of the Plan shall be construed so as to fulfill this intention.
ARTICLE
PARTICIPATION
Section 3.01. Participation.
a)	Any person who is an Eligible Employee on the Effective Date may become a Participant in the Plan as of the first Payday after the Effective Date, by completing and delivering to the Committee such forms as the Committee shall require to authorize payroll deductions and to request participation in the Plan, within the time period established by the Committee.
b)	After the Effective Date, an Eligible Employee who is not a participant may become a Participant in the Plan as of the first day of a calendar quarter, by completing and returning to the Committee at least thirty (30) days before such date such forms as the Committee shall require to authorize payroll deductions and request participation in the Plan.
Section 3.02. Payroll Deductions
a)	Payroll deductions for a Participant shall commence on the first Payday after an Eligible Employee becomes a Participant and shall continue until the earlier of (i) the termination of the Plan or (ii) the date the Participant suspends his or her payroll deductions or ceases participation pursuant to subsection (b) of this Section 3.02. Each Participant shall authorize his or her employer to make deductions from his or her Plan Compensation on each Payday during the time he or she is a Participant in the Plan in a specified whole dollar amount; provided, however, the minimum amount of the payroll deduction authorized by the Participant must be at least $5.00 per Payday.

b)	A Participant may suspend or change his or her payroll deduction in the Plan effective as of any Payday by filing written notice with the Committee at least ten (10) days prior to such Payday. A Participant’s suspension of his or her payroll deductions shall not automatically result in his or her withdrawal from participation in the Plan.
Section 3.03. Participant’s Account. On each Payday, the Corporation or its Affiliate, as the case may be, shall deduct the authorized amount from each Participant’s Plan Compensation and shall credit the Account of each Participant with the amount of the Participant’s payroll deduction under the Plan effective as of the Payday on which it was deducted.
ARTICLE
COMMON SHARES
The shares subject to options granted under this Plan shall be Common Shares. The total number of Common Shares on which options may be granted under this Plan shall not exceed in the aggregate Seven Hundred Fifty Thousand (750,000) Common Shares, except as such number of Common Shares shall be adjusted in accordance with Section 8.01 of this Plan. Common Shares required to satisfy purchases pursuant to the Plan may be provided out of the Corporation’s treasury shares or its authorized and unissued Common Shares.

ARTICLE
GRANTING AND EXERCISE OF OPTIONS
Section 5.01. Grant of Options
a)	On each Payday, there shall be granted automatically by the Corporation to each Participant, except those identified in subsection (b) of this Section 5.01, an option to purchase on the next succeeding Date of Exercise at the Option Price such number of the Common Shares, including fractional shares, reserved for issuance pursuant to this Plan as the balance in such Participant’s Account on such Date of Exercise enables him or her to purchase.

b)	Notwithstanding any provision in this Plan to the contrary, no Participant shall be granted an option:
1)	if the Participant, immediately after the option is granted, would own shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Corporation or its Affiliates, provided that (i) the rules of Code Section 425(d) shall apply in determining the share ownership of an individual, and (ii) shares which the Participant may purchase under outstanding options shall be deemed to be owned by the Participant; or

2)	which permits his or her rights to purchase shares under all employee stock purchase plans of the Corporation and its Affiliates to accrue at a rate which exceeds Twenty-five Thousand Dollars ($25,000) of fair market value of Common Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
Section 5.02. Option Price. The option price for Common Shares purchased as of each Date of Exercise shall be eighty-five percent (85%) of the closing price of the Common Shares as reported by the National Association of Securities Dealers Automated Quotation/National Market System (“Nasdaq/NMS”) for the last trading day prior to such Date of Exercise or, if not so reported, as reported by such other source as the Committee shall designate.
Section 5.03. Exercise of Option: Limitations. As of each Date of Exercise, each Participant’s option to purchase Common Shares shall be exercised automatically for his or her Account. The Participant shall purchase the number of shares, including fractional shares, which the amount of cash credited to his or her Account on that Date of Exercise shall enable him or her to purchase at the Option Price. As soon as administratively reasonable after each Date of Exercise, the Corporation shall notify the Custodian of the number of Common Shares purchased for the Account of each Participant on such Date of Exercise.

Section 5.04. Interest in Shares. A Participant shall have no interest in or rights as a shareholder with respect to Common Shares subject to an option granted under this Plan until such option has been exercised and the number of Common Shares purchased has been credited to the Participant’s Account. Upon written request directed to the Committee, a Participant shall be entitled to receive a certificate representing the number of whole Common Shares and/or cash in lieu of any fractional shares credited to the Participant’s Account. Upon receipt of any such request, the Committee shall promptly direct the Custodian to distribute such certificates, if any, and the Corporation to pay such cash, if any, to the Participant.
Section 5.05. Fractional Shares. A Participant shall be entitled to participate in any dividend or other distribution with respect to any fractional share credited to the Participant’s Account, but shall have no right to vote any fractional share. No certificates will be issued representing fractional shares purchased pursuant to the Plan. Upon a Participant’s withdrawal from the Plan under Article VI or Section 7.04 or upon the Committee’s receipt of a request to issue certificates pursuant to Section 5.04, there shall be paid in lieu of any fractional share held in a Participant’s Account an amount in cash equal to the product of (i) the amount of the fraction, multiplied by (ii) the closing price of the Common Shares as reported by the Nasdaq/NMS for the effective date of the Participant’s withdrawal from the Plan or the date on which the Committee receives the request pursuant to Section 5.04, whichever applies.
ARTICLE
WITHDRAWAL
Section 6.01. Voluntary Withdrawal. A Participant may withdraw from participation in the Plan as of any Payday by delivering written notice to the Committee at least ten (10) days prior to such Payday. The Committee shall promptly notify the Custodian of the withdrawal of any Participant. As soon as administratively reasonable after the effective date of a Participant’s withdrawal from the Plan, the Corporation shall cause the balance of the Participant’s Account, including without limitation certificates representing the number of whole Common Shares therein and cash in lieu of any fractional shares, to be paid to him or her. A Participant’s withdrawal from participation in the Plan shall not prevent his or her further participation in the Plan. Any Eligible Employee who withdraws from the Plan shall be entitled to resume payroll deductions and become a Participant as of the next quarterly enrollment period, as provided in Section 3.01(b).
Section 6.02. Involuntary Withdrawal. Upon termination of a Participant’s employment with the Corporation or its Affiliates for any reason, including resignation, discharge, disability or retirement, the balance of the Participant’s Account, including without limitation certificates representing the number of whole Common Shares therein and cash in lieu of any fractional shares, shall be paid to him or her, or, in the case of his or her death, to his or her beneficiary as provided in Section 6.04. The Corporation shall cause such amount to be paid as soon as administratively reasonable after such termination of employment.
Section 6.03. Interest. No interest shall be payable in amounts held in a Participant’s Account, or on amounts payable to a Participant or a beneficiary.
Section 6.04. Participant’s Beneficiary
a)	A Participant may file with the Committee a written designation of a beneficiary who is to receive any Common Shares or cash credited to the Participant’s Account under the Plan in the event of the Participant’s death. Such designation of beneficiary may be changed by the Participant at any time by written notice.

b)	On the death of a Participant, and on receipt by the Committee of reasonable proof of the identity and existence of the Participant’s designated beneficiary, the Corporation shall cause the shares or cash provided in Section 6.04(a), if any, to be delivered to such beneficiary as soon as administratively reasonable. If a Participant dies without a surviving designated beneficiary, the Corporation shall cause such shares or cash to be delivered to the estate or a representative of the estate of the Participant.

c)	No designated beneficiary, and no heir or beneficiary of the estate, of a deceased Participant shall acquire any interest in the Common Shares or cash credited to the Participant’s Account under the Plan prior to the death of the Participant.
ARTICLE
PLAN ADMINISTRATION
Section 7.01. Administrative Committee.
a)	The Plan shall be administered, at the expense of the Corporation, by the Committee. The Committee shall consist of not less than three (3) members, who shall be appointed by the Board of Directors. Each member of the Committee shall be either a director, officer or employee of the Corporation. Each member of the Committee shall serve until removed by the Board of Directors and such removal may be without cause and without advance notice.

b)	The Committee shall be vested with full authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding on all Participants, beneficiaries and any and all other persons claiming under or through any Participant.

c)	The Committee shall keep or cause to be kept accurate and detailed accounts of all contributions, receipts, disbursements and purchases of Common Shares, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Board of Directors or the Committee.
Section 7.02. Custodian
a)	The Board of Directors, in its sole discretion, shall appoint a Custodian. The custodian may, but need not, be an Affiliate of the Corporation. The Custodian may be removed by the Board of Directors at any time with thirty (30) days prior notice in writing to the Custodian.

b)	The Custodian shall maintain complete and accurate records of the number of whole and fractional shares in each Participant’s Account and shall deliver certificates representing such whole shares to the Participant upon receipt of written direction from the Committee.
Section 7.03. Registration of Shares; Dividends.
a)	Common Shares purchased for a Participant’s Account under this Plan may, in the discretion of the Custodian, be registered in the name of its nominee. The certificates for Common Shares to be delivered to Participants under the Plan shall be registered in the name of the Participant or, if the Participant so directs by written notice delivered to the Committee at least ten (10) days prior to the Date of Exercise, in the names of the Participant and one other person designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law. The Committee shall timely notify the Custodian of its receipt of any such written notice.

b)	All dividends paid with respect to the whole and fractional shares in a Participant’s Account shall be credited to his or her Account and used to purchase Common Shares on the next Date of Exercise.
Section 7.04. Transferability. Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the exercise of an option or to receive Common Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant, except with respect to the death of the Participant as provided in Sections 6.02 and 6.04 or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Committee, in it sole discretion, may treat such act as an election to withdraw from the Plan.
Section 7.05. Separate Accounting for Payroll Deductions. No payroll deductions received or held by the Corporation or any Affiliate under this Plan may be used by the

Corporation or the Affiliate for any corporate purpose, and the Corporation and the Affiliate shall separately account for such payroll deductions.
Section 7.06. Only Employees Eligible to Participate. Notwithstanding any other provision of this Plan, to be eligible to exercise an option a Participant shall be an employee of the Corporation or its Affiliates at all times during the period beginning with the date the option is granted and ending on the Date of Exercise.
Section 7.07. Equal Rights and Privileges. Notwithstanding any other provision of the Plan, all Eligible Employees shall have the same rights and privileges under the Plan, as required by Code Section 423 and the regulations thereunder, and the Committee shall administer the Plan and interpret and apply the provisions of the Plan accordingly.
Section 7.08. Claims Procedures.
a)	Any person who believes that he or she is entitled to any benefits under this Plan shall present such claim in writing to the Committee. The Committee shall within sixty (60) days provide adequate notice in writing to any claimant as to the decision on any such claim. If such claim has been denied, in whole or in part, such notice shall set forth: (i) the specific reasons for such denial; (ii) specific reference to any pertinent provisions of the Plan on which denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan’s review procedure. Such notice shall be written in a manner calculated to be understood by the claimant. Within sixty (60) days after receipt by the claimant of notification of denial, the claimant shall have the right to present a written appeal to the Committee. If such appeal is not filed within said sixty (60) day period, the decision of the committee shall be final and binding. The Committee shall act as a fiduciary in making a full and fair review of such denial. The claimant or his or her duly authorized representative may review any Plan documents which are pertinent to the claim and may submit issues and comments to the Committee in writing.

b)	A decision by the Committee shall be made promptly, and in any event not later than sixty (60) days after its receipt of the appeal, provided, however, if the Committee decides a hearing at which the claimant or his or her duly authorized representative may be present is necessary and such a hearing is held, such decision shall be rendered as soon as possible, but no later than one hundred twenty (120) days after its receipt of the appeal. Any such decision of the Committee shall be in writing and provide adequate notice to the claimant setting forth the specific reasons for any denial and written in a manner calculated to be understood by a Participant. Any such decision by the Committee shall be final.
ARTICLE
AMENDMENT AND TERMINATION

Section 8.01. Recapitalization. The aggregate number of Common Shares which may be issued hereunder shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Common Shares resulting from a subdivision or consolidation of shares of the Corporation or any other capital adjustment of the Corporation, the payment of a share dividend, a share split or any other increase or decrease in the Common Shares effected without receipt of consideration by the Corporation. In the event that, prior to the purchase of all of the Common Shares provided for herein, there shall be a capital reorganization or reclassification of the capital of the Corporation resulting in a substitution of other shares for the common shares, there shall be substituted the number of substitute shares which would have been issued pursuant to the option in exchange for the Common Shares then subject to the option as if such Common Shares had been then issued and outstanding.
Section 8.02. Amendment and Termination
a)	Except as provided in subsection (c) of this Section 8.02, the Board of Directors of the Corporation, except any members participating in the Plan, may from time to time, alter, amend, suspend or discontinue the Plan with respect to any Common Shares for which an option has not been granted; provided, however, that the Board of Directors may not, without further approval by the holders of a majority of the issued and outstanding Common Shares of the Corporation who are either present or represented and are entitled to vote at a meeting of shareholders of the Corporation:
1)	increase the maximum number of Common Shares that may be issued under the Plan;

2)	change the class of shares which may be issued under the Plan;

3)	change the designation of the persons or class of persons eligible to receive Common Shares under the Plan; or

4)	change the provisions of Section 5.02 concerning the option price.
b)	Unless earlier terminated by the Board of Directors pursuant to subsection (a) of this Section 8.02, this Plan will terminate on the Date of Exercise on which the remaining Common Shares reserved for the grant of options under this Plan are not sufficient to enable each Participant on such date to purchase at least one share. No option may be granted after the termination of the Plan.

c)	Notwithstanding the provisions of subsection (a) of this Section 8.02, the provisions of Sections 2.01(k) defining “Eligible Employee,” Section 3.01 concerning participation in the Plan, Section 5.01(a) concerning the timing and amount of the options granted to Participants, and Section 5.02 concerning the Option Price, shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
ARTICLE
MISCELLANEOUS
Section 9.01. Notices. All notices or other communications by a Participant to the Committee under or in connection with the Plan shall be deemed to have been duly given when received by the Secretary of the Corporation, or when received in the form and at the location or by the person specified by the Committee. Any notices or other communications by the Committee to a Participant under or in connection with the Plan shall be deemed to have been duly given when mailed by the Committee to the address of the Participant on the business records of the Corporation or its Affiliates.
Section 9.02. No Right to Continued Employment. Neither the establishment nor the maintenance of the Plan nor any amendment thereof nor any act or omission under the Plan or resulting from the operation of the Plan shall be construed as giving any Eligible Employee the right to be retained in the service of the Corporation or to interfere with the right of the Corporation to discharge any Eligible Employee or any other person at any time in its discretion.

AMENDMENT NO. 1 TO THE
IRWIN FINANCIAL CORPORATION
EMPLOYEES’ STOCK PURCHASE PLAN III
     This amendment should be read in conjunction with the Irwin Financial Corporation Employees’ Stock Purchase Plan III (the “Plan”). Effective September 21, 2001, the Plan is amended as follows:
     All references in the Plan to the National Association of Securities Dealers Automated Quotation/National Mark System (“Nasdaq/NMS) now refer to the New York Stock Exchange (“NYSE”).

AMENDMENT NO. 2 TO THE
IRWIN FINANCIAL CORPORATION
EMPLOYEES’ STOCK PURCHASE PLAN III
          This amendment should be read in conjunction with the Irwin Financial Corporation Employees’ Stock Purchase Plan III, as amended (the “Plan”). Effective September 17, 2008 (the “Effective Date”), the Plan is amended as follows:
1.	Section 3.02 (b) is hereby amended and restated in its entirety as follows:
     b) A Participant may suspend or change his or her payroll deduction in the Plan effective as of any Payday by filing written notice with the Committee at least fifteen (15) days prior to such Payday. A Participant’s suspension of his or her payroll deductions shall not automatically result in his or her withdrawal from participation in the Plan.
2.	Section 5.04 is hereby amended and restated in its entirety as follows:
Section 5.04. Interest in Shares. A Participant shall have no interest in or rights as a shareholder with respect to Common Shares subject to an option granted under this Plan until such option has been exercised and the number of Common Shares purchased has been credited to the Participant’s Account. Upon written request directed to the Committee, a Participant shall be entitled to:
a)	receive a certificate representing the number of whole Common Shares and/or cash from the sale proceeds, in any, in lieu of any fractional shares credited to the Participant’s Account. Upon receipt of any such request, the Committee shall promptly direct the Custodian to distribute such certificates, if any, and the Corporation to pay such cash, if any, to the Participant; or

b)	direct, in writing, the Custodian to sell all or a portion of Common Shares credited to the Participant’s Account in accordance with Section 5.06 of the Plan.
3.	Section 5.05 is hereby amended and restated in its entirety as follows:
Section 5.05. Fractional Shares. A Participant shall be entitled to participate in any dividend or other distribution with respect to any fractional share credited to the Participant’s Account, but shall have no right to vote any fractional share. No certificates will be issued representing fractional shares purchased pursuant to the Plan. Upon a Participant’s withdrawal from the Plan under Article VI or Section 7.04 or upon the Committee’s receipt of a request to issue certificates pursuant to Section 5.04, cash from the sale proceeds, if any, will be paid in lieu of any fractional share held in a Participant’s Account.
4.	A new Section 5.06 is hereby added to the Plan:

Section 5.06. Sale of Shares. Upon a Participant’s written request and unless prohibited by law, regulation, or administrative rule of the Committee, Custodian shall sell all or a portion of the whole Common Shares credited to a Participant’s account. Custodian shall sell such shares on the next regularly scheduled sale date as specified by the Custodian. As soon as administratively reasonable after the sale of the Common Shares, the Custodian shall cause the Participant to receive the cash value of the amount of Common Shares sold and any fractional shares attributed to the Participant’s account, if applicable, less any fees associated with the sale of the Common Shares. A Participant may sell all or a portion of the Common Shares credited to his or her account pursuant to this Section 5.06 without withdrawing from participation in the Plan.
5.	Section 6.01 of the Plan is hereby amended and restated in its entirety as follows:
Section 6.01. Voluntary Withdrawal. A Participant may withdraw from participation in the Plan as of any Payday by delivering written notice to the Committee at least fifteen (15) days prior to such Payday, provided the Participant is otherwise eligible. The Committee shall promptly notify the Custodian of the withdrawal of any Participant. As soon as administratively reasonable after the effective date of the Participant’s withdrawal from the Plan, the Corporation shall, at the Participant’s written election, cause either:
a)	the balance of the Participant’s Account, including without limitation certificates representing the number of whole Common Shares therein and cash from the sale proceeds, if any, in lieu of any fractional shares, to be paid to him or her; or

b)	the Custodian to sell the number of Common Shares credited to the Participant’s account in accordance with Section 5.06 of the Plan.
A Participant’s withdrawal from participation in the Plan shall not prevent his or her further participation in the Plan. Any Eligible Employee who withdraws from the Plan shall be entitled to resume payroll deductions and become a Participant as of the next quarterly enrollment period, as provided in Section 3.01(b).
6.	Section 6.02 of the Plan is hereby amended and restated in its entirety as follows:
Section 6.02. Involuntary Withdrawal. Upon termination of a Participant’s employment with the Corporation or its Affiliates for any reason, including resignation, discharge, disability or retirement, the balance of the Participant’s Account, including without limitation certificates representing the number of whole Common Shares therein and cash from the sale proceeds, if any, in lieu of any fractional shares, shall be paid to him or her, or in the case of his or her death, to his or her beneficiary as provided in Section 6.04; provided, however, at Participant’s election, the Corporation shall cause the Custodian to sell the number of Common Shares credited to the Participant’s account as of the date of termination in accordance with Section 5.06 of the Plan. The Corporation shall cause such amount to be paid or sold by Custodian, as the case may be, as soon as administratively reasonable after such termination of employment.

7.	Except as specifically amended herein, all other terms and conditions contained in the Plan shall remain unchanged and shall continue in full force and effect.
     IN WITNESS WHEREOF, the Board of Directors has caused this Amendment No. 2 to the Irwin Financial Corporation Employee Stock Purchase Plan III, as amended, to be amended effective the Effective Date.

IRWIN FINANCIAL CORPORATION
By:	/s/ Matthew F. Souza
	Printed:	Matthew F. Souza
	Its:	Chief Administrative Officer